EXHIBIT 10.32

FIRST AMENDMENT TO THE
BENEFIT RESTORATION PENSION PLAN OF AVON PRODUCTS, INC.
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2009

This FIRST AMENDMENT is made to the Benefit Restoration Pension Plan of Avon Products, Inc. (the “Plan”), as it was amended and restated on January 1, 2009, by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).
INTRODUCTION
The Company wishes to amend the Plan to conform the Plan to the requirements specified in the Avon Products, Inc. Change in Control Policy, effective as of March 11, 2010.
AMENDMENTS
NOW, THEREFORE, the Company hereby amends the Plan, effective as of March 11, 2010, as follows:
1.    By redesignating Sections 1.2 through 1.16 of Article I as Sections 1.3 through 1.17, respectively, and adding new Section 1.2 as follows:

“1.2.    “Change in Control Policy” means the Avon Products, Inc. Change in Control Policy effective March 11, 2010, and as may thereafter be amended from time to time, or any successor plan or policy thereto, if any.”

2.    By deleting Section 3.1 in its entirety and substituting thereof, the following:

“3.1.    Amount of Supplemental Benefit
The annual amount of the Supplemental Benefit payable with respect to a Member, expressed as a single life annuity, shall be equal to (a) minus (b), where (a) is the annual amount of the Retirement Allowance that would be payable in the form of a single life annuity if:
(i)    the limitations of Code Section 415 were not applicable;
(ii)    the annual compensation limitations under Code Section 401(a)(17) were not applicable;
(iii)    the definition of compensation under the Retirement Plan included compensation electively deferred by the Member for the 'Plan Year' (as defined in the Retirement Plan) to a deferred compensation plan or program maintained by the Company but only to the extent that such compensation would have been included in such definition if it had not been deferred;

(iv)    for highly compensated employees (as defined in Code Section 414), the definition of compensation under the Retirement Plan included the amount of the annual award (as opposed to awards that are based on performance over multiple years) from 2001 to 2005 under the Avon Products, Inc. Management Incentive Plan or Avon Products, Inc. Executive Incentive Plan that was paid in the form of restricted stock or stock options, plus any premium for superior performance;
(v)    for any Member who is eligible for the benefit referenced in Section 1.2(a) or Section 1.2(b)(2) of the Retirement Plan, such Member received credit under the Retirement Plan (for age, Credited Service, and Vesting Service, as applicable, as defined in the Retirement Plan) for the number of months for which such Member is eligible to receive severance payments, if any, under the terms of the Severance Plan at the time of his Separation from Service, provided that such number of months will not exceed twenty-four (24) months, and further provided that such credit will be provided only to the extent that the total of such Member's age and Credited Service does not exceed eighty-five (85);
(vi)    for any Member who is eligible only for the benefit referenced under Section 1.2(b)(1) of the Retirement Plan, such Member received credit under the Retirement Plan solely for retirement eligibility purposes (and not for age and Credited Service, as defined in the Retirement Plan) for the number of months for which such Member is eligible to receive severance payments, if any, under the terms of the Severance Plan at the time of his Separation from Service, provided that such number of months will not exceed twenty-four (24) months, and further provided that such credit will be provided only to the extent that the total of such Member's age and Credited Service does not exceed eighty-five (85); and
(vii)    for any Member who receives benefits under the Change in Control Policy, the Member received an additional two years of credit (for age, Credited Service, Vesting Service and/or solely for retirement eligibility purposes, as applicable, as defined in the Retirement Plan, applying such additional credits in the same manner as (v) and (vi) are applied above to the relevant Member class), provided that such period of additional years of credit will be provided only to the extent that it does not cause the Member's age and Credited Service to exceed eighty-five (85).
and where (b) is the Retirement Allowance that is actually payable to the Member.

For purposes of this Section 3.1, if any benefit under Section 3.1(b) is payable in a form other than a single life annuity or at a time other than the time that the Supplemental Benefit is payable under the Plan, such benefit shall be converted to a single life annuity of Equivalent Actuarial Value that is payable as of the date of the Member's Separation from Service. For the avoidance of doubt, in order to determine the amount of the Retirement Allowance under Section 3.1(b), it will be assumed that the Retirement Allowance is payable as a single life annuity beginning at the time of the Member's Separation from Service, determined using the compensation and service credits that the Member has accumulated under the Retirement Plan through such Separation from Service, whether or not the Retirement Allowance is actually paid at such time or in such form.
For purposes of determining the Supplemental Benefit under the Plan, the definition of “compensation” in the Retirement Plan is modified to exclude severance pay and any payments under the Change in Control Policy from such definition, and thus from consideration under the Plan, only for those Employees whose last day of active employment is on or after January 1, 2007.”
3.    By deleting Section 3.2(a) in its entirety and substituting thereof, the following:

“(a)    With respect to Supplemental Benefits that begin to be paid on January 1, 2009 or later, such Supplemental Benefits, other than any Incremental Change in Control Benefit (as defined in Section 3.2(f)), will be paid to the Member, subject to Sections 3.2(b) and 3.6, as follows: (1) 80% of the Equivalent Actuarial Value of the Supplemental Benefit will be paid in a lump sum during the month following the month in which the Member's Separation from Service (or a change in control as defined in the Change in Control Policy, if later) occurs (the “Lump-Sum Payment Month”); and (2) 20% of the Equivalent Actuarial Value of the Supplemental Benefit will be paid in sixty equal, monthly installments beginning during the Lump-Sum Payment Month.”
4.    By adding the following sentence at the end of Section 3.2(b) as follows:

“This Section 3.2(b) is not applicable to any Incremental Change in Control Benefit (as defined in Section 3.2(f)).”

5.    By adding a new Section 3.2(f) as follows:
“(f) Notwithstanding anything in the Plan to the contrary, in the event a Member becomes entitled to increased Supplemental Benefits pursuant to the Change in Control Policy as a result of the occurrence of a “Change in Control” (as defined in the Change in Control Policy) following his Separation from Service, then the additional Supplemental Benefits that would not have been payable to such Member but for the Change in Control (the “Incremental Change in Control Benefit”) will be paid to the Member, subject to Section 3.6 as follows: (1) 80% of the Equivalent Actuarial Value of the Incremental Change in Control Benefit will be paid in a lump sum during the month following the month in which the Change in Control (as defined in the Change in Control Policy) occurs, and (2) 20% of the Equivalent Actuarial Value of the Incremental Change in Control Benefit will be paid in sixty equal monthly installments beginning during the month following the month in which such Change in Control occurs.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

By: /s/ Lucien Alziari
Title: SVP, HR

Date: December 13, 2010

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